UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2008

ZIEGLER EXCHANGE TRADED TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-33361	32-0168068
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

200 South Wacker Drive, Suite 2000 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (312) 263-0110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report for the Ziegler Exchange Traded Trust (the “Registrant”) on Form 8-K, as initially filed with the Securities and Exchange Commission on November 24, 2008 (the “Original Report”). The purpose of this Amendment is to the announce a change in the amount of dividend that was reported in the press release attached as an exhibit to the Original Report. All other information in the Original Report remains unchanged.

Item 8.01	Other Events.

On December 3, 2008, the Registrant announced a change in the amount of the dividend to be paid by the NYSE Arca Tech 100 ETF (NYSE: NXT) (the “ETF”) on Friday December 19, 2008. The Registrant stated that the ETF will be paying a dividend from net investment income in the amount of $0.25726 per share on Friday, December 19, 2008, to shareholders of record at the close of business on December 17, 2008. The ex-dividend date is Monday, December 15, 2008.

Due to an internal miscalculation, the Registrant mistakenly reported in a Press Release dated November 24, 2008, that the ETF would pay dividend in the amount of $0.09 per share.

The Registrant’s press release announcing the change to the dividend amount is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
99.1	Registrant’s press release issued on December 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2008	ZIEGLER EXCHANGE TRADED TRUST

	By:	/s/ Elizabeth A Watkins
Name: Elizabeth A Watkins
Title: Interim President